As filed with the Securities and Exchange Commission on October 2, 2000

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA 22-2715444

(State or Other Jurisdiction (I.R.S. Employer

of Incorporation or Organization) Identification No.)

4916 NORTH ROYAL ATLANTA DRIVE

TUCKER, GEORGIA 30085

(Address of Principal Executive Offices)

SED INTERNATIONAL HOLDINGS, INC.

1999 STOCK OPTION PLAN

(Full Title of the Plan)

LARRY G. AYERS COPY TO:

Vice President - Finance, Chief Financial Richard W. Jones, Esq.

Officer, Secretary and Treasurer Buker, Jones, Morton & Haley, P.C.

SED International Holdings, Inc. 115 Perimeter Center Place, Suite 170

4916 North Royal Atlanta Drive Atlanta, Georgia 30346

Tucker, Georgia 30085 (770) 804-0500

(770) 491-8962

(Name, Address and Telephone Number, including Area Code,

of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to Amount to be Proposed Maximum Offering Proposed Maximum Amount of

be Registered Registered(1) Price Per Share Aggregate Offering Price Registration Fee(2)

Common Stock, par 325,000 $2.94 $955,500 $252.25(3)

value $.01 24,000 $2.625 $63,000 $16.64(3)

per share

2,051,000 $2.80 $5,742,800 $1,516.10(4)

TOTAL 2,400,000 $6,761,300 $1,784.99

(1) The shares of common stock being registered represent (i) 349,000 shares of common stock which may be acquired pursuant to outstanding options and restricted stock awards under the SED International Holdings, Inc. 1999 Stock Option Plan (the "1999 Plan") and (ii) 2,051,000 shares of common stock which may be issued as restricted stock or acquired pursuant to options available for grant in the future under the 1999 Plan. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the 1999 Plan become operative.

(2)For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.

(3) Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the weighted average exercise price of shares issued under the 1999 Plan.

(4) Computed in accordance with Rule 457(c) under the Securities Act on shares available for future grant under the 1999 Plan, with the average exercise price determined by averaging the high and low sales price of the Company's common stock as reported on the NASDAQ National Market on September 29, 2000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Company will send or give the documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8, to participants in the SED International Holdings, Inc. 1999 Stock Option Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended.

The Company is not required to file these documents with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement under Rule 424 of the Securities Act.

EXPLANATORY NOTE

SED International Holdings, Inc. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as Amended (the "Securities Act"), to register shares of its Common Stock (the "Common Stock") issuable pursuant to the 1999 Stock Option Plan of SED International Holdings, Inc.

This Registration Statement on Form S-8 also includes a prospectus prepared in accordance with Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales of the Common Stock on a continuous or delayed basis by certain shareholders of shares that constitute either "control securities" and/or "restricted securities."

REOFFER PROSPECTUS

SED INTERNATIONAL HOLDINGS, INC.

2,400,000 SHARES

COMMON STOCK

This prospectus relates to reoffers and resales by certain affiliates (the "Selling Stockholders") of SED International Holdings, Inc. (the "Company") of up to 2,400,000 shares of the $.01 par value common stock of the Company (the "Common Stock"), which is issuable upon the exercise of stock options granted or to be granted by the Company pursuant to the Company's 1999 Stock Option Plan (the "1999 Plan"). The Selling Shareholders, described under the heading "Selling Shareholders" in this prospectus are current or former employees, officers or directors of the Company who acquired the shares of Common Stock as compensation for services performed for the Company. The number of shares offered hereby may be adjusted as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the 1999 Plan.

The sale of Common Stock offered hereby may be effected from time to time in transactions in the over-the-counter market at prevailing market prices or in negotiated transactions or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The Company's Common Stock is traded on the Nasdaq National Market under the trading symbol "SECX." On September 29, 2000, the last reported sale price for the shares of Common Stock on the Nasdaq National Market was $2.75 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 2, 2000

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

TABLE OF CONTENTS

Page

AVAILABLE INFORMATION 1

DOCUMENTS INCORPORATED BY REFERENCE 1

GENERAL INFORMATION 2

USE OF PROCEEDS 2

RISK FACTORS 2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS 2

SELLING STOCKHOLDERS 2

PLAN OF DISTRIBUTION 5

EXPERTS 6

LEGAL MATTERS 6

AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Company files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 (the "Washington Address") and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Company's reports, proxy statements and other information can be obtained from the Commission's website at http:www.sec.gov. Information may also be obtained from the Commission's public reference room by calling the Commission at 1-800-SEC-0330. The Company's Common Stock is also quoted on the NASDAQ National Market System, and reports, proxy statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1753 K Street, N.W., Washington, D.C. 20006.

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Copies of the Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

The Company will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Requests should be directed to: Larry G. Ayers, Vice President-Finance, SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. The Company has not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The following documents filed with the Commission by the Company (File Number 0-16345) are hereby incorporated by reference into this prospectus.

(1) The Company's Annual Report on Form 10-K for the year ended June 30, 2000.

(2) The Company's Current Report on Form 8-K filed September 14, 2000.

(3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-16345) as declared effective by the Commission on October 26, 1987.

(4) A description of risk factors under the heading "Risk Factors" in the Company's Registration Statement on Form S-3 (Commission File No. 333-35069) as filed with the SEC on September 5, 1997.

All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

GENERAL INFORMATION

The Company is a Georgia corporation with its principal executive offices located at 4916 North Royal Atlanta Drive, Tucker, Georgia 30085. Its telephone number is (770) 491-8962.

Up to 2,400,000 shares of Common Stock offered hereby will be issued to the Selling Stockholders by the Company upon the exercise of stock options or as restricted stock granted or to be granted pursuant to the 1999 Plan.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Common Stock covered by this prospectus. While the Company will receive sums upon any exercise of options by Selling Stockholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure that any of such options will be exercised.

RISK FACTORS

You should carefully consider all of the information contained in and incorporated by reference into this prospectus before making an investment decision. In particular, you should consider the information set forth under the captions "Risk Factors" contained in the Company's Registration Statement on Form S-3 (Commission File No. 333-35069) as filed with the SEC on September 5, 1997.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. When used in this prospectus, the words "expect," "anticipate," "intent," "plan, "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SELLING STOCKHOLDERS

The following table sets forth as of the date of this prospectus the name of each person eligible to use this prospectus as a Selling Stockholder, the number of shares of Common Stock owned by such Selling Stockholder prior to this offering, the number of shares that each Selling Stockholder is eligible to reoffer and resell hereby and the number of shares of Common Stock which will be owned by each Selling Stockholder after the completion of this offering. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares they own. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock of the Company. The business address of each Selling Stockholder is 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.

Shares Owned After

Completion of Offering

Shares Owned Prior Number of Shares Percent of

Name and Address to Offering(1) Offered Hereby(2) Number Class__

Gerald Diamond 983,912 (3) 150,000 833,912 11

Larry G. Ayers 111,752 (4) 25,000 86,752 *

Mark Diamond 226,382 (5) 50,000 176,382 2

Jean Diamond 145,000 (6) 50,000 95,000 *

Barry Diamond 92,614 (7) 25,000 67,614 *

Stewart I. Aaron 73,000 (8) 6,000 67,000 *

Joel Cohen 39,000 (9) 6,000 33,000 *

Melvyn Cohen 16,000 (10) 6,000 10,000 *

Ronell Rivera 97,000 (11) 25,000 72,000 *

Cary Rosenthal 97,060 (12) 6,000 91,060 *

(1) For the purpose of this table the number of Shares owned prior to this offering includes, as of September 29, 2000, all shares owned by the listed individuals, including restricted stock, options and warrants to purchase shares of common stock under our employee benefit plans, whether or not exercisable as of, or within 60 days of the date of this prospectus, as well as shares of common stock beneficially owned by the Selling Stockholders. Under the Rules of the Commission an individual has "beneficial ownership" if he has or shares the power to vote or direct the voting or the disposition of the securities. As of September 29, 2000 there were 7,374,888 shares of common stock outstanding.

(2) Shares underlying unexercised options and/or shares received through grants under the 1999 Stock Option Plan.

(3) The shares indicated include 682,000 shares subject to options which are exercisable within 60 days; 3,912 shares held of record by Mr. Diamond as trustee for the benefit of his grandchildren; 100,000 shares from a restricted stock award granted on May 10, 1999 which vest pro rata over 10 years; and 150,000 shares from a restricted stock award granted on July 20, 1999 which vest in 50% increments on September 1, 2000 and 2001. The shares indicated do not include 74,666 shares subject to options exercisable within 60 days by Jean Diamond, the wife of Mr. Diamond, as to which he disclaims beneficial ownership. The shares indicated also do not include 146,850 shares owned of record by SED Associates, a general partnership of which Gerald Diamond is the managing partner. As managing partner, Mr. Diamond has sole voting and investment power with respect to the Common Stock owned by SED Associates. Therefore, Mr. Diamond is deemed the indirect beneficial owner of the shares of Common Stock owned of record by SED Associates.

(4) The shares indicated include 22,500 remaining shares of a restricted stock award of 25,000 shares granted on May 10, 1999, which vest pro rata over 10 years, and 64,333 shares subject to options which are exercisable within 60 days.

(5) The shares indicated include 45,000 remaining shares of a restricted stock award of 50,000 shares granted on May 10, 1999 which vest pro rata over 10 years, 116,917 shares subject to options exercisable within 60 days and 132 shares held of record by Mr. Diamond as trustee of a trust for the benefit of his sister, Julie Diamond.

(6) The shares indicated include 74,666 shares subject to options which are exercisable in 60 days and 22,500 shares from a restricted stock award of 25,000 shares granted on May 10, 1999, which vest pro rata over 10 years. The shares indicated do not include 682,000 shares subject to options exercisable within 60 days by Gerald Diamond, the husband of Jean Diamond, and 3,912 shares held of record by Mr. Diamond as trustee for the benefit of their grandchildren, as to which Ms. Diamond disclaims beneficial ownership. The shares indicated also do not include the shares owned of record by SED Associates of which Mr. Diamond is deemed the indirect beneficial owner.

(7) The shares indicated include 66,333 shares subject to options exercisable within 60 days.

(8) The shares indicated include 66,000 shares subject to options exercisable within 60 days.

(9) The shares indicated include 36,000 shares subject to options exercisable within 60 days.

(10) The shares indicated include 16,000 shares subject to options exercisable within 60 days.

(11) The shares indicated include 8,000 remaining shares of a restricted stock award of 10,000 shares granted April 4, 1998 and 13,500 remaining shares of a restricted stock award of 15,000 shares granted May 10, 1999, both of which vest pro rata over 10 years, and 38,133 shares subject to options exercisable within 60 days.

(12) The shares indicated include 87,500 shares subject to options exercisable within 60 days.

The positions held by the Selling Stockholders with the Company and/or its wholly-owned subsidiary SED International, Inc. ("SED International") during the past three years are as follows:

GERALD DIAMOND. Gerald Diamond has been a director of the Company or Southern Electronics Distributors, Inc., a Georgia Corporation (the "Predecessor Company") since 1980. Mr. Diamond currently serves as Chairman of the Board and Chief Executive Officer of the Company and SED International. He was elected President and Chairman of the Board of the Company and Chief Executive Officer and Chairman of the Board of SED International in June 1986, and has served in two or more capacities as Chairman of the Board, Chief Executive Officer and President of the Company and SED International from that time until May 1995. Mr. Diamond was a founder of the Predecessor Company and served as its President and Treasurer from July 1980 through July 1986. Mr. Diamond has been in the electronics-related business for over 35 years. Mr. Diamond is the father of Mark Diamond and the husband of Jean Diamond.

LARRY G. AYERS. Mr. Ayers has been a director since 1999. Mr. Ayers has served as Vice President-Finance and Secretary of the Company since August 1986 and as Chief Financial Officer since November 1989. He has served as Treasurer from August 1986 to November 1999 and again since May 2000. He has served as Vice President-Finance of SED International, Inc., a wholly owned subsidiary of the Company, since July 1986, Secretary since August 1986 and Chief Financial Officer since November 1989 and Treasurer from August 1986 to November 1999 and again since May 2000. Mr. Ayers served as Vice President-Finance of the Predecessor Company, from May 1986 through July 1986.

MARK DIAMOND. Mr. Diamond has been a director of the Company since October 1996. Mr. Diamond currently serves as President and Chief Operating Officer of SED International, Inc. Mr. Diamond has been employed by SED International on a full-time basis in the Sales Department since January 1987. In February 1991, Mr. Diamond was elected Vice President - Sales of SED International; in May 1993, he was elected Executive Vice President - Marketing of SED International; and in February 1994, he was elected Executive Vice President - Sales of SED International. Mr. Diamond has served as Executive Vice President of the Company since June 1995, and in August 1995 was elected Executive Vice President of SED International. Inc. In 1999 Mr. Diamond was elected President and Chief Operating Officer. Mark Diamond is the son of Gerald Diamond and Jean Diamond.

JEAN DIAMOND. Ms. Diamond has been Vice President - Credit of SED International since August 1994.

BARRY DIAMOND. Mr. Diamond has been employed in various positions in the Company since September, 1987. Mr. Diamond served as Vice President of Sales from September, 1987 through December, 1988, and he served as Vice President of Operations from January, 1989 through February, 1990. Mr. Diamond was appointed Vice President of Cellular Sales in March, 1990, and he currently holds this position.

STEWART I. AARON. Mr. Aaron serves as a director of the Company and he has held that position since November 1994. Mr. Aaron has served as President of LABS, Inc., a silk plant manufacturer based in Atlanta, Georgia for over 20 years.

JOEL COHEN. Mr. Cohen is a member of the Company's Board of Directors and he has held that position since November 1998. Until his retirement in September 2000 Mr. Cohen had served as Vice President- Marketing for the Queen Carpet division of Shaw Industries, Inc. since October 6, 1998 when Queen Carpet was acquired by Shaw Industries. Mr. Cohen served as Vice President - Marketing for Queen Carpet Corporation from 1973 until 1998. Shaw Industries is the largest manufacturer of commercial and residential carpet in the United States. Mr. Cohen has been in the textile-related business for over 35 years.

MELVYN COHEN. Mr. Cohen was elected to the Board of Directors of the Company in November, 1999 and he currently serves as Chairman of the Board's Audit Committee. Mr. Cohen has been the sole member of M. Cohen and Company LLC, a certified public accounting firm in the State of New Jersey, since April 1999. Mr. Cohen was previously a member of Savino, Cohen and Kaminer LLC from December 1994 to March 1999 and a partner of Cohen and Warren, P.A. from April 1989 to December 1994, each a certified public accounting firm. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accounts. Mr. Cohen has been a Certified Public Accountant for over 35 years.

RONELL RIVERA. Mr. Rivera has been employed in various positions since December, 1995. Mr. Rivera was elected Vice President of the Company in June, 1999, and he currently serves in this position. In June, 2000 Mr. Rivera was elected to the position of President of SED International, Inc. Latin American Division, and he currently serves in that position.

CARY ROSENTHAL. Mr. Rosenthal has been a director of the Company since 1992. Mr. Rosenthal was elected in 1999 to serve a three year term on the Company's Board of Directors, and he serves on the Board's Compensation Committee and Option Committee. Until his announced retirement which is effective as of September 30, 2000, Mr. Rosenthal serves as a director of Master Graphics, Inc., a position he has held since 1998. Mr. Rosenthal has served as President and Chief Executive Officer of Phoenix Communications, a division of Master Graphics, Inc., a commercial printing firm, since December 1997 and previously served as President and Chief Executive Officer of Phoenix Communications, Inc., a commercial printing firm, from 1977 until December 1997. Phoenix Communications was sold to Master Graphics in December 1997.

PLAN OF DISTRIBUTION

This offering is not underwritten. The sale of the shares offered hereby by the Selling Stockholders may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for which such broker-dealers may act as agents or to whom they sell as principals, or both. All selling and other expenses incurred by the Selling Stockholders in connection with the sale of the Common Stock will be borne by the Selling Stockholders. There is no assurance that the Selling Stockholders will sell all or any portion of the Shares of Common Stock offered hereby.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2000 have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the shares of Common Stock offered hereby will be passed upon by Buker, Jones, Morton & Haley, P.C., 115 Perimeter Center Place, Suite 170, Atlanta, Georgia 30346.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents heretofore filed by SED International Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated herein by reference as of their respective dates:

(1) The Company's Annual Report on Form 10-K for the year ended June 30, 2000;

(2) The Company's Current Report on Form 8-K filed on September 14, 2000;

(3) The description of the Company's common stock as contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-16345) as declared effective by the Commission on October 26, 1987.

In addition, all reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERT AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of the director's duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Company's Articles of Incorporation (the "Articles") provide that "no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any action taken, or the failure to take any action, as a director." Thus, the Articles exonerate the Company's directors from monetary liability to the fullest extent permitted by the Georgia Business Corporation Code.

The Company's Articles and Bylaws (the "Bylaws") also provide for the indemnification of officers and directors under certain circumstances. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative including any proceeding brought by or in the right of the corporation (hereinafter a "proceeding"), by reason of the fact he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the corporation or a designated officer of an operating division or subsidiary of the corporation, or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Georgia Business Corporation Code, against all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such director or officer in connection with any such proceeding. Such indemnification shall continue as to a director or officer who has ceased to be a director or officer, as applicable, and shall inure to the benefit of the heirs, executors and administrators of the director or officer. Except with respect to proceedings to enforce rights to indemnification by a director or officer, the corporation shall indemnify any such director or officer in connection with a proceeding (or part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

The Company shall pay for or reimburse the actual and reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the director or officer furnishes the corporation: (i) a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Georgia Business Corporation Code Section 14-2-851(a); and (ii) a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification for such expenses pursuant to the Company's Articles or otherwise. The undertaking must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to the director's financial ability to make repayment.

Notwithstanding any provisions of the Company's Articles and Bylaws to the contrary, the Georgia Business Corporation Code provides that the Company shall not indemnify and advance expenses of a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (1) for any appropriation, in violation of his or her duties, of any business opportunity of the Company; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful corporate distributions; or (4) for any transaction from which the director or officer received an improper personal benefit.

The Company has purchased directors and officers insurance which, among other things, covers certain liabilities that may accrue under the statutory provisions referred to above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

The securities that are to be reoffered or resold pursuant to this Registration Statement were issued to officers, directors and employees of the Company pursuant to the Company's 1999 Stock Option Plan in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and applicable rules promulgated thereunder.

ITEM 8. EXHIBITS

A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

ITEM 9. UNDERTAKINGS

A. Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and 1(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(e) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification of Officers, Directors and Controlling Persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and the Company will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on this 29th day of September, 2000.

SED INTERNATIONAL HOLDINGS, INC.

(Registrant)

By:/s/ GERALD DIAMOND

Gerald Diamond

Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald Diamond, Mark Diamond and Larry G. Ayers, and any of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact (or any of them) and agents or their substitutes, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of September 29th, 2000.

Signatures Title

/s/ GERALD DIAMOND Chairman of the Board, Chief Executive Officer and

Gerald Diamond Director (principal executive officer)

/s/ MARK DIAMOND President, Director and Chief Operating Officer

Mark Diamond

/s/ LARRY G. AYERS Vice President-Finance, Chief Financial Officer, Secretary and Director

Larry G. Ayers (principal financial and accounting officer)

/s/ STEWART I. AARON Director

Stewart I. Aaron

/s/ JOEL COHEN Director

Joel Cohen

/s/ MELVYN I. COHEN Director

/s/ CARY ROSENTHAL Director

Cary Rosenthal

EXHIBIT INDEX

EXHIBIT

NUMBER DESCRIPTION

4.1 Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K/A for the fiscal year ending June 30, 1999; SEC File No. 0-16345)

4.2 Bylaws of the Company (Incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K/A for the fiscal year ending June 30, 1999; SEC File No. 0-16345)

4.3 Form of Rights Agreement, dated as of October 31, 1996 between the Registrant and National City Bank (Incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 1999; SEC File No. 0-16345)

5.1 Opinion of Buker, Jones, Morton & Haley, P.C.

10.1 1999 Stock Option Plan dated July 20, 1999, as amended

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of Buker, Jones, Morton & Haley, P.C. (included in Exhibit 5.1)

24.1 Powers of Attorney (see signature pages to this Registration Statement)